UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

TERCICA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50461	26-0042539
(Commission File Number)	(IRS Employer Identification No.)

651 Gateway Boulevard, Suite 950

South San Francisco, CA 94080-7111

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 624-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 16, 2005, Tercica, Inc. (“Tercica”) and Genentech, Inc. (“Genentech”) filed an amended complaint for patent infringement and a declaratory judgment of patent infringement in the U.S. District Court for Northern California against Insmed Incorporated (“Insmed”) of Glen Allen, Virginia. In the amended complaint, Tercica and Genentech asserted claims of infringement with respect to a third issued patent that Genentech licensed to Tercica, which covers IGFBP-3 (U.S. 5,258,287). Tercica and Genentech also reasserted their claims of infringement with respect to the two issued patents described in the initial complaint that was filed on December 23, 2004 (U.S. 6,331,414 and 5,187,151). Tercica and Genentech are seeking an injunction, damages and declaratory relief with respect to the infringement of all three issued patents described in the amended complaint.

The suit alleges that Insmed’s activities relating to the commercialization of the Somatokine® product for the treatment of Growth Hormone Insensitivity Syndrome (GHIS) in the United States infringe three issued U.S. patents that Genentech licensed to Tercica. Somatokine® is a combination drug containing insulin-like growth factor-1 (IGF-1) and insulin-like growth factor binding protein-3 (IGFBP-3). The allegations of infringement relate to the following U.S. patents and claims:

•	6,331,414, which covers the bacterial expression of IGF-1;

•	5,187,151, which covers the use of an IGF-1 and IGFBP-3 combination to produce an anabolic state in a patient; and

•	5,258, 287, which covers DNA, vectors, host cells, and methods for the production of IGFBP-3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERCICA, INC.

Dated: February 17, 2005	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Senior Vice President of Legal Affairs
General Counsel and Secretary